1Q26 Financial Results April 16, 2026

2 Forward-looking statements and use of non-GAAP financial measures This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that does not describe historical or current facts is a forward- looking statement. These statements often include the words "believes," "expects," "anticipates," "estimates," "intends," "plans," "goals," "targets," "initiatives," "potentially," "probably," "projects," "outlook," "guidance" or similar expressions or future conditional verbs such as "may," "will," "likely," "should," "would," and "could." Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: • Negative economic, business and political conditions, including as a result of the interest rate environment, supply chain disruptions, tariffs, inflationary pressures, and labor shortages that adversely affect the general economy, housing prices, the job market, consumer confidence, and spending habits; • The general state of the economy and employment, as well as general business and economic conditions, and changes in the competitive environment; • Our capital and liquidity requirements under regulatory standards and our ability to generate capital and liquidity on favorable terms; • The effect of changes in our credit ratings on our cost of funding, access to capital markets, ability to market our securities, and overall liquidity position; • The effect of changes in the level of commercial and consumer deposits on our funding costs and net interest margin; • Our ability to achieve our financial performance goals and execute on our strategic business initiatives, including the continued expansion of Private Bank and Private Wealth, and our aim to position us as a more innovative, modern, and customer-centric bank; • The effects of geopolitical instability, including the war in Ukraine and the conflict in the Middle East, on economic and market conditions, inflationary pressures and the interest rate environment, commodity price and foreign exchange rate volatility, and heightened cybersecurity risks; • Our ability to comply with supervisory requirements and expectations as well as new or amended regulations; • Liabilities and business restrictions resulting from litigation and regulatory investigations; • The impact of changes in interest rates on our net interest income, net interest margin, mortgage originations, and mortgage servicing rights, as well as on market liquidity, which could affect our funding sources and ability to originate and distribute financial products in the primary and secondary markets; • Financial services reform and other current, pending, or future legislation or regulation that could have a negative effect on our revenue and businesses; • Environmental risks, such as physical or transition risks associated with climate change, and social and governance risks that could adversely affect our reputation, operations, business, and customers; • A failure in, or breach of, our compliance with laws, as well as operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyberattacks; and • Management’s ability to identify and manage these and other risks. In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, balance sheet growth, market conditions, and regulatory considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares from, or pay any dividends to, holders of our common stock, or as to the amount of any such repurchases or dividends. More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 as filed with the Securities and Exchange Commission. Non-GAAP Financial Measures: This document contains non-GAAP financial measures that we believe provide useful information to investors to understand our results of operations or financial condition. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP financial measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP. The Appendix presents reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures.

1Q26 Earnings highlights

$s in millions	1Q26	4Q25	1Q25	Q/Q $/bps	Q/Q %	Y/Y $/bps	Y/Y %
Net interest income	$ 1,562	$ 1,537	$ 1,391	$ 25	2 %	$ 171	12 %
Noninterest income	606	620	544	(14)	(2)	62	11
Total revenue	2,168	2,157	1,935	11	1	233	12
Noninterest expense	1,378	1,343	1,314	35	3	64	5
Pre-provision profit	790	814	621	(24)	(3)	169	27
Provision for credit losses	140	137	153	3	2	(13)	(8)
Income before income tax expense	650	677	468	(27)	(4)	182	39
Income tax expense	133	149	95	(16)	(11)	38	40
Net income	$ 517	$ 528	$ 373	$ (11)	(2) %	$ 144	39 %
Preferred dividends/other	33	39	33	(6)	(15)	—	—
Net income available to common stockholders	$ 484	$ 489	$ 340	$ (5)	(1) %	$ 144	42 %
$s in billions							
Average interest-earning assets	$ 201.9	$ 199.2	$ 195.1	$ 2.8	1 %	$ 6.9	4 %
Average deposits	$ 181.3	$ 179.9	$ 172.7	$ 1.5	1 %	$ 8.6	5 %
Performance metrics							
Net interest margin	3.14 %	3.06 %	2.89 %	8 bps		25 bps	
Net interest margin, FTE[1]	3.14	3.07	2.90	7		24	
Loan-to-deposit ratio (period-end)	78.1	77.8	77.5	23		56	
ROTCE	12.2	12.2	9.6	1		255	
Efficiency ratio	63.6	62.2	67.9	131		(436)	
Noninterest income as a % of total revenue	28 %	29 %	28 %	(80) bps		(19) bps	
Operating leverage					(2.12) %		7.20 %
Per common share							
Diluted earnings	$ 1.13	$ 1.13	$ 0.77	$ —	— %	$ 0.36	47 %
Tangible book value	$ 37.94	$ 38.07	$ 33.97	$ (0.13)	— %	$ 3.97	12 %
Average diluted shares outstanding (in millions)	429.9	434.1	442.2	(4.2)	(1) %	(12.3)	(3) %

See pages 28-29 for notes and important information on Non-GAAP Financial Measures.

3

1Q26 Overview

Strong 1Q26 results; EPS up 47%, 7.2% positive operating leverage YoY

- EPS of $1.13, up 47% YoY, reflecting strong PPNR growth
- ROTCE of 12.2%, stable QoQ, and up 255 bps YoY
- PPNR of $790 million, down ~3% QoQ; up ~27% YoY
  - NII up 1.6% QoQ as NIM continues to expand, up 7 bps to 3.14%; NII up 12%, NIM up 24 bps YoY
  - Fees up 11% YoY driven by Capital Markets and Wealth; down 2% QoQ, reflecting seasonality and market dynamics
    - Capital Markets up 34% YoY; Wealth up 23% YoY

PPNR performance

	1Q26	QoQ	YoY
NII	$ 1,562	1.6%	12.3%
Fees	606	(2.3)	11.4
Expenses	1,378	2.6	4.9
PPNR	$ 790	(2.9)%	27.2%

Strong capital and liquidity position while continuing to repurchase shares

- CET1 ratio of 10.5%[(1)]; 9.3% adjusted for AOCI opt-out removal
  - Share repurchases of $300 million in 1Q26
- Strong liquidity profile; spot LDR of 78.1%; average deposits up $1.5 billion, or 1% QoQ driven by growth in Private Bank
  - Private Bank spot deposits of $16.6 billion
  - Interest-bearing deposit costs down 16 bps QoQ

Positive trends in loans and credit

- Loans up 1% QoQ with growth led by Commercial and Private Bank, as Non-Core runoff and balance sheet optimization impacts lessen
- Continuing favorable credit trends with net charge-offs of 39 bps, down 4 bps QoQ
- Strong ACL coverage of 1.52%

Well positioned to achieve 16-18% ROTCE by end of 2027

- Private Bank's strong momentum continuing into 2026; contributed $0.11 to 1Q26 EPS; ROE >25%[(2)]; opening new PBOs
- Good visibility and confidence in driving NII higher with NIM increasing to 3.30-3.50% by 4Q27
- Continued strong execution of strategic initiatives (Private Bank, NYC Metro, Private Capital, Payments)
- *Reimagine the Bank* (multi-year transformational program) off to a great start; targeting ~$450 million pre-tax run-rate benefit by year-end 2028

See pages 28-29 for notes and important information on Non-GAAP Financial Measures.

4

5 3.07% 0.05% 0.01% 0.01% 3.14% 4Q25 Terminated swaps & Non-Core impact Fixed-rate asset repricing Balance sheet mix, pricing and other 1Q26 $195.1B $196.3B $197.6B $199.2B $201.9B $1,391 $1,437 $1,488 $1,537 $1,562 2.90% 2.95% 3.00% 3.07% 3.14% 1Q25 2Q25 3Q25 4Q25 1Q26 ■ NII up 1.6%, reflects higher NIM and a 1% increase in average interest-earning assets, partially offset by the day count impact of $22 million – NIM of 3.14%, up 7 bps QoQ, reflecting the benefit of lower terminated swap impacts and Non-Core runoff, fixed-rate asset repricing and improved funding costs, partially offset by lower asset yields ■ Interest-earning assets yield of 4.81%, down 5 bps ■ Interest-bearing deposit costs down 16 bps to 2.04%; cumulative interest-bearing deposit down-beta of ~50% ■ Total deposit costs down 12 bps to 1.60%; total cost of funds down 10 bps to 1.80% Net interest income NII and NIM Average interest-earning assets Net interest income NIM, FTE Linked Quarter NIM 4Q25 to 1Q26 $s in millions, except earning assets *

Noninterest income

Noninterest income details

$s in millions	1Q26	4Q25	1Q25	$ Q/Q	$ Y/Y
Service charges and fees	$ 112	$ 112	$ 109	$ —	$ 3
Capital markets fees	134	140	100	(6)	34
Wealth fees	100	98	81	2	19
Card fees	83	86	83	(3)	—
Mortgage banking fees	42	52	59	(10)	(17)
FX and derivative products	44	34	39	10	5
Letter of credit and loan fees	50	49	44	1	6
Securities gains, net	7	7	7	—	—
Other income[1]	34	42	22	(8)	12
Noninterest income	$ 606	$ 620	$ 544	$ (14)	$ 62

Noninterest income

$s in millions

+11% YoY

-2% QoQ


$544
$600
$630
$620
$606
1Q25
2Q25
3Q25
4Q25
1Q26

Linked Quarter

- Noninterest income of $606 million, down 2%
  - Capital markets fees decreased $6 million relative to a seasonally strong fourth quarter. Notwithstanding heightened geopolitical tensions and uncertainty in the macro environment, fees posted a record first quarter. Results reflect lower loan syndication fees, partially offset by higher M&A and bond underwriting fees
  - Wealth fees increased $2 million reflecting higher advisory fees
  - Card fees decreased $3 million, given seasonal impacts
  - Mortgage banking fees decreased $10 million, reflecting lower net MSR valuation results, partially offset by slightly higher servicing and production revenue
  - FX and derivative products increased $10 million, reflecting higher client commodities and interest rate hedging activity
  - Other income decreased $8 million, given higher small revenue items in the prior quarter

Year-Over-Year

- Noninterest income of $606 million, up 11%
  - Capital markets fees increased $34 million, or 34%, driven by higher M&A, loan syndications and equity underwriting
  - Wealth fees increased $19 million, or 23%, primarily reflecting growth in AUM, largely from net inflows
  - Mortgage banking fees decreased $17 million, reflecting lower MSR valuation results, net of hedge impact
  - Other income increased $12 million, given favorable performance across several small revenue items

6

See pages 28-29 for notes.

Noninterest expense

Noninterest expense details

$s in millions	1Q26	4Q25	1Q25	$ Q/Q	$ Y/Y
Salaries & employee benefits	$ 758	$ 716	$ 696	$ 42	$ 62
Equipment & software	197	199	194	(2)	3
Outside services	162	148	155	14	7
Occupancy	114	109	112	5	2
Other operating expense	147	171	157	(24)	(10)
Noninterest expense	$ 1,378	$1,343	$1,314	$ 35	$ 64
Full-time equivalents (FTEs)	17,380	17,398	17,315	(18)	65

Noninterest expense

$s in millions



67.9%
64.8%
63.0%
62.2%
63.6%
$1,314
$1,319
$1,335
$1,343
$1,378
1Q25
2Q25
3Q25
4Q25
1Q26
Noninterest expense
Efficiency ratio

1Q26 ***Reimagine the Bank*** implementation costs of ~$6 million

Linked Quarter

- Noninterest expense of $1.4 billion, up 2.6%
  - Salaries and benefits increased $42 million, primarily reflecting a seasonal increase in payroll taxes
  - Outside services increased $14 million, primarily driven by higher technology-related costs and costs to implement the *Reimagine the Bank* program
  - Other operating expense decreased $24 million, reflecting lower fraud losses and seasonal factors

Year-Over-Year

- Noninterest expense of $1.4 billion, up 5%
  - Salaries and benefits increased $62 million, reflecting hiring related to the Private Bank and Private Wealth buildout, and strong Capital Markets fee performance
  - Outside services increased $7 million, primarily driven by costs to implement the *Reimagine the Bank* program
  - Other operating expense decreased $10 million, reflecting the impact of various favorable sundry items

7

Loans and leases

Period-end loans and leases



$s in billions
$137.6
$139.3
$140.9
$142.7
$143.7
$133.4
$135.7
$137.9
$140.2
$141.7
~1% QoQ
$4.2
$3.6
$3.0
$2.5
$2.0
~19% QoQ
1Q25
2Q25
3Q25
4Q25
1Q26
Non-Core
Core

Average loans and leases



$s in billions
$139.7
$138.8
$140.0
$141.8
$143.4
5.26%
5.31%
5.35%
5.29%
5.28%
$133.3
$134.9
$136.7
$139.1
$141.2
~2% QoQ
$6.4
$3.9
$3.3
$2.7
$2.2
~18% QoQ
1Q25
2Q25
3Q25
4Q25
1Q26
Non-Core
Core
Loan yield

Linked Quarter

- Period-end loans up 1%
  - Private Bank growth of $0.6 billion, driven primarily by multi-family and residential mortgage
  - Commercial* up $0.6 billion, or 1%, given net new money originations in corporate banking and higher commercial line utilization, partially offset by CRE paydowns
  - Retail* up $0.3 billion, driven by home equity and mortgage
  - Non-Core loans down $0.5 billion, reflecting continued auto runoff
- Average loans up 1%; Core loans up 2%
- Loan yield of 5.28%, down 1 bp

Year-Over-Year

- Period-end loans up $6.0 billion, or 4%, including Non-Core runoff of $2.2 billion; Core loans up $8.3 billion, or 6%
  - Private Bank growth of $4.1 billion, driven primarily by multi-family and residential mortgage
  - Retail* up $2.6 billion, driven by home equity and mortgage
  - Commercial* up $1.6 billion, reflecting net new money originations and higher line utilization, partially offset by CRE paydowns
- Average loans up $3.7 billion, or 3%; Core loans up 6%

*Excludes Non-Core portfolio and Private Bank. See page 31 for details.

8

9 $172.7 $174.1 $176.0 $179.9 $181.3 1Q25 2Q25 3Q25 4Q25 1Q26 Deposit performance and cost of funds $s in billions Average deposits 1.87% 1.85% 1.84% 1.72% 1.60% 2.37% 2.35% 2.35% 2.20% 2.04% Total deposit costs Interest-bearing deposit costs CommercialConsumer Treasury/Other Year-Over-YearPeriod-end deposits Linked Quarter ■ Average deposits up $1.5 billion, or 1%, primarily driven by growth in Private Bank ■ Period-end deposits are broadly stable, with growth in Private Bank and retail partially offset by lower commercial deposits given seasonality – Private Bank deposits increased to $16.6 billion ■ Interest-bearing deposit costs down 16 bps to 2.04% – Cumulative interest-bearing deposit down beta of ~50% ■ Total deposit costs down 12 bps ■ Total cost of funds down 10 bps $s in billions ■ Average deposits up $8.6 billion, or 5%, primarily reflecting growth of $8.0 billion in Private Bank and $3.2 billion in Commercial, partially offset by a $2.0 billion reduction in higher-cost Treasury brokered deposits ■ Period-end deposits up $6.5 billion, or 4% ■ Interest-bearing deposit costs down 33 bps ■ Total deposit costs down 27 bps ■ Total cost of funds down 29 bps $177.6 $175.1 $180.0 $183.3 $184.0 Consumer Commercial Treasury/Other 1Q25 2Q25 3Q25 4Q25 1Q26

10 Branch deposits 48% Business Banking 12% Citizens Access 4% Private Bank/ Private Wealth 10% Commercial 24% Treasury/ Other 2% As of 3/31/26 Highly diversified and retail-oriented deposit base $184.0B Period-end deposits Peer Avg(1) Business mix Product mix Strong consumer deposit base(1) (as % of total average deposits) 42% 43% 43% 21% 22% 23% 21% 21% 20% NIB Low-cost deposits 1Q25 4Q25 1Q26 NIB and low-cost deposits (2) 56% 65% 64% 4Q25 4Q25 1Q26 See pages 28-29 for notes. NIB 23% Checking With Interest 20% Savings 9% Citizens Access Savings 4% Money Market 32% Time 12% (as % of total deposits at 3/31/26)

11 $153 $164 $154 $137 $140 $200 $167 $162 $155 $138 0.58% 0.48% 0.46% 0.43% 0.39% Provision for credit losses Net charge-offs Net c/o ratio 1Q25 2Q25 3Q25 4Q25 1Q26 0.51% Credit quality overview $s in millions $s in millions Credit provision expense; net charge-offs $1,582 $1,524 $1,518 $1,504 $1,497 $983 $939 $933 $895 $867 $599 $585 $585 $609 $630 140% 145% 145% 145% 146% Commercial Retail ACL to nonaccrual loans and leases 1Q25 2Q25 3Q25 4Q25 1Q26 Nonaccrual loans Net charge-offs associated with Non-Core transaction $175 Net charge-off ratio - excluding Non-Core transaction Commentary ■ Net charge-offs of $138 million, or 39 bps of average loans, down from $155 million, or 43 bps, in 4Q25, driven by decreases in retail and commercial real estate ■ Nonaccrual loans of $1.5 billion are down modestly QoQ, as improvement in Commercial, largely C&I, was partially offset by increases in retail, largely mortgage

Allowance for credit losses



Allowance for credit losses
$s in millions
Total ACL ratio
1.61%
1.59%
1.56%
1.53%
1.52%
$2,212
$2,209
$2,201
$2,183
$2,185
1.86%
1.77%
1.74%
1.70%
1.75%
1.34%
1.39%
1.37%
1.35%
1.27%
1Q25
2Q25
3Q25
4Q25
1Q26
Retail
Commercial
Retail ACL(1)
Commercial ACL(1)

Commentary

- The allowance for credit losses is broadly stable reflecting
  - Improving loan mix, with Non-Core portfolio runoff and reduced CRE, along with lower loss-content originations in C&I, residential real estate secured and the Private Bank
  - A slight deterioration compared to the prior quarter economic forecast, which contemplates a mild recession
    - The potential impact of higher oil prices has been considered
    - We also continue to apply a more severe scenario against areas of concern, such as General Office
- The General Office portfolio continues to be well-reserved, with steady progress being made on work-outs
  - ACL coverage for CRE General Office of 9.1%, combined with charge-offs taken on the portfolio since March 31, 2023, equates to a potential loss rate of ~20%* on the portfolio, stable with 4Q25

** Potential loss rate calculated relative to the $4.1B General Office portfolio balance at 3/31/23, the start of loss emergence.*

See pages 28-29 for notes.

12

13 Strong capital position $s in billions (period-end) 1Q25 2Q25 3Q25 4Q25 1Q26 Basel III basis(1) Common equity tier 1 capital $ 17.8 $ 17.8 $ 18.0 $ 18.2 $ 18.2 Risk-weighted assets $ 166.9 $ 168.0 $ 168.9 $ 171.5 $ 173.3 Common equity tier 1 ratio 10.6% 10.6% 10.7% 10.6% 10.5 % Tier 1 capital ratio 11.9% 11.9% 11.9% 11.9% 11.7 % Total capital ratio 13.9% 13.8% 13.9% 13.8% 13.7 % Tangible common equity ratio 7.0% 7.2% 7.4% 7.5% 7.3 % TBV/share CET1 $ % 4Q25 10.64% $38.07 Net Income 0.30 1.21 3.2% Common and preferred dividends (0.13) (0.55) (1.4) RWA increase (0.11) Treasury stock (0.18) (0.28) (0.7) Goodwill and intangibles (0.02) (0.07) (0.2) AOCI — (0.28) (0.7) Other (0.01) (0.16) (0.4) Total change (0.15) (0.13) (0.3)% 1Q26 10.49% $37.94 CET1 ratio remains strong(2) Highlights ■ 1Q26 CET1 ratio of 10.5% – 9.3% CET1 ratio adjusted for AOCI opt-out removal ■ TBV/share of $37.94 was broadly stable QoQ – Tangible common equity ratio of 7.3%, down 20 bps QoQ ■ Total capital returned to shareholders was $498 million in 1Q26 – Paid $198 million in common dividends to shareholders – Repurchased $300 million of common stock at a weighted-average price of $62.40 See pages 28-29 for notes.

Private Bank buildout - financial update

Strong momentum early in 2026

Deposits

$s in billions



$7.6
$8.7
$13.1
$14.5
$15.6
$16.6
1Q25
4Q25
1Q26
Avg
Spot

- ~33% avg. DDA; ~2% total deposit cost, down ~12 bps QoQ
- Continued strong client growth in Q1 with ~$2.4 billion increase in average deposits; ~$2.2 billion spot growth

Loans

$s in billions



$3.3
$3.7
$6.3
$7.2
$7.3
$7.7
1Q25
4Q25
1Q26
Avg
Spot

- Avg. portfolio yield ~6.1%; ~4% spread over deposit cost
- 1Q26 loan growth driven by multi-family and residential mortgage

Client Assets[1]

As of 3/31/26
$s in billions



$5.8
$5.2
$10.0
$8.6
$10.1
$8.7
1Q25
4Q25
1Q26
AUM(2)
Transactional assets(3)

- 10 advisor teams added since launch across key markets
- Co-locating Private Wealth teams in all Private Bank markets
- Total Client Assets of $10.1 billion at 1Q26 includes transactional assets of $1.4 billion

9 Private Bank Offices opened to date; plan to add 2 more by YE2026

Operational

San Francisco, CA
Mill Valley, CA
San Diego, CA
Newport Beach, CA

Boston, MA
Palm Beach, FL
New York, NY

Opened in 1Q26

Menlo Park, CA
Laurel Village, CA

Upcoming expansion

West Palm Beach, FL (2Q26)
Greenwich, CT (2H26)

See pages 28-29 for notes.

14

Reimagine the Bank - Update

- Leverage technology innovation to reshape how we serve customers and run the bank
- Business model simplification to drive focus and deliver cost improvement
- Tracking well towards targets provided in January
- Expect minimal EPS impact in 2026 and ~$100 million pre-tax run-rate benefit by year-end 2026

Select examples of the early progress in 2026 with *Reimagine the Bank* initiatives

Consumer

- Incorporating LLM functionality into call center operations; targeting ~25% of calls to be handled without human interaction by YE2026; ~50% over time
- Leveraging AI to redesign processes for handling customer complaints and address changes, driving improved customer experience

Commercial

- Early progress leveraging GenAI to automate credit research and portfolio monitoring of private companies
- Early production release of a next-generation E2E loan processing platform, enhancing user experience and efficiencies

Technology

- Pilots scheduled for 2Q based on work to establish AI-enabled software integration and deployment, and orchestrate agentic capabilities
- ~80 applications identified for rationalization to simplify technology stack; 18 applications completed in 1Q

Vendor / Property

- Negotiations with largest suppliers completed in 1Q; focus shifting to 2nd/3rd tier suppliers
- Identified opportunities to consolidate real estate properties

Reimagine the Bank is well underway; targeting ~$450 million pre-tax run-rate benefit by year-end 2028

15

16 2Q26 outlook vs. 1Q26 See pages 28-29 for notes. 1Q26 2Q26 Outlook Net interest income $1,562MM ■ Up 3 to 4% Noninterest income $606MM ■ Up 3 to 5%, with growth across most fee categories Noninterest expense $1,378MM ■ Stable to up 1% Net charge-offs $138MM; 39 bps ■ Stable to down slightly CET1 ratio(1) 10.5% ■ 10.5-10.6%; ~$225 million in share repurchases Tax rate 20.5% ■ ~22%

Meaningful NIM improvement over the medium term

Chart not to scale

Medium-term NIM target 3.30 to 3.50%

Factors supporting 3.30 to 3.50% NIM

- Swaps and Non-Core runoff
- Stable to improving balance sheet mix
- Fed funds terminal range of 2.75-3.75%
- Cumulative IBD beta of high 40's%



3.50%
Fed funds at or above 3.75% favors top end of range or above
3.30%
Fed funds at or below 2.75% favors bottom of range or below
3.14%
1Q26
4Q26
4Q27
2.77%
+37 bps
3Q24

Cumulative NIM impact from starting point 1Q26

In basis points

	4Q26	4Q27	1Q26 to 4Q27
Terminated swaps	+11	+15	Time-based NIM benefit +17 bps
Non-Core	+1	+2	
Cumulative time-based NIM benefit vs. 1Q26	+12	+17	
Fixed-rate asset repricing benefit	+2 to +3	+7 to +10	Net benefit 0 to +20 bps
Asset sensitivity net of swaps/other impacts	-6 to -1	-7 to +10	
Projected NIM range	**~3.22 to 3.28%**	**~3.30 to 3.50%**	

Assumes 10-year treasury rate of ~4.25% gradually rising toward ~4.5% by the end of 2027

17

Citizens is an attractive investment opportunity

Continue to have a series of unique initiatives that will lead to relative medium-term outperformance

- **Transformed Consumer Bank** with leading retail deposit franchise; well positioned in NYC Metro to gain market share; performance tracking well
- **Best-positioned Commercial Bank** ready to serve private capital and high-growth sectors of the U.S. economy
- **Building the premier Private Bank/Wealth franchise**
  - Continued to make strong progress, contributing $0.11 to EPS in 1Q26
  - Investing for growth while sustaining attractive 20-25% ROE[1]

Maintaining a robust balance sheet

- Strong capital and liquidity position
- Credit allowance remains strong; credit metrics continue to trend favorably
- Flexibility to support customers and invest while continuing to return capital to shareholders
  - Repurchased $300 million of common stock in 1Q26

Transformed since IPO given strong leadership, differentiated strategy, and customer-focused culture

- Track record of strong execution; excellence in our capabilities, highly competitive with mega-banks and peers
- *Reimagine the Bank* (multi-year transformational program) off to a great start; targeting ~$450 million of pre-tax run-rate benefit by year-end 2028

Well positioned to deliver ~16 to 18% ROTCE by end of 2027 given strategic initiatives and NII tailwinds

- Significant NII tailwind given swaps and positive balance sheet dynamics with NIM increasing to 3.30-3.50% by 4Q27
- Execution of strategic initiatives, positive operating leverage, lower credit costs and share repurchases also contribute to ROTCE improvement

18

See pages 28-29 for notes.

Appendix ■ Private Bank financial performance ■ Interest rate risk management ■ Non-Core portfolio ■ Credit

1Q26 Private Bank financial performance

$s in millions	1Q26	4Q25	3Q25	2Q25	1Q25
Net interest income	$134.1	$118.3	$100.2	$80.3	$70.5
Noninterest income	23.0	23.7	20.2	15.2	13.6
Total revenue	157.1	141.9	120.4	95.4	84.1
Noninterest expense	91.4	85.7	73.0	60.4	59.9
Pre-provision profit	65.7	56.2	47.4	35.1	24.2
Provision for credit losses	—	—	—	—	—
Income before income tax expense	65.7	56.2	47.4	35.1	24.2
Income tax expense	16.9	14.2	12.0	8.9	6.1
Net income	48.8	42.0	35.4	26.2	18.1
Contribution to total CFG Diluted EPS	$0.11	$0.10	$0.08	$0.06	$0.04
$s in billions					
Interest-earning assets (spot)	$7.7	$7.2	$5.9	$4.9	$3.7
Total Commercial	*$5.0*	*$4.9*	*$4.2*	*$3.4*	*$2.6*
Total Retail	*$2.7*	*$2.3*	*$1.7*	*$1.5*	*$1.1*
Total loans (spot)	$7.7	$7.2	$5.9	$4.9	$3.7
Total deposits (spot)	16.6	14.5	12.5	8.7	8.7
Risk-weighted assets (spot)	$8.2	$7.6	$6.4	$5.4	$4.1
Performance metrics:					
Efficiency ratio	58.2	60.4	60.6	63.2	71.2
Noninterest income as a % of total revenue	14.7	16.7	16.8	15.9	16.1
Client assets[1]					
Assets Under Management (AUM)[2]	$8.7	$8.6	$7.6	$6.5	$5.2
Transactional assets[3]	1.4	1.4	1.4	0.7	0.6
Total Private Bank client assets	$10.1	$10.0	$9.0	$7.2	$5.8

See pages 28-29 for notes.

20

Interest rate risk management

Commentary

- Slightly asset sensitive; approximately +/- 1% impact to NII over the next 12 months with a gradual +/- 100 bps change in rates relative to the forward curve
- Receive-fixed cash flow swaps represent the primary tool to manage overall asset sensitivity
  - Well hedged against lower rates through mid 2027
- Pay-fixed swaps against securities portfolio help protect capital by reducing AOCI volatility

Fixed/floating-rate mix

As of 3/31/26

Loans $144B — Securities[1] $44B



43%
36%
21%
9%
13%
78%

Fixed | Fixed with hedges | Floating | Floating with hedges

Receive-fixed cash flow swaps (average notional in $ billions)

Receive-fixed swaps executed post 6/30/23

Receive-fixed swaps executed pre 6/30/23 (legacy)



$31.8
$7.3
$30.0
$8.6
$28.3
$13.3
$27.5
$15.3
$29.1
$20.1
$25.4
$21.4
$25.6
$22.6
$23.7
$21.3
$21.4
$19.4
$28.6
$2.8
$28.7
$14.3
$24.0
$21.2
$17.9
$17.7
$8.4

	4Q25	1Q26	2Q26	3Q26	4Q26	1Q27	2Q27	3Q27	4Q27	2025	2026	2027	2028	2029
W.A. receive-fixed rate	**3.3%**	**3.4%**	**3.5%**	**3.5%**	**3.6%**	**3.6%**	**3.7%**	**3.7%**	**3.6%**	**3.2%**	**3.5%**	**3.6%**	**3.6%**	**3.6%**
Executed post 6/30/23	*4.0%*	*3.9%*	*3.8%*	*3.8%*	*3.7%*	*3.7%*	*3.7%*	*3.7%*	*3.6%*	*4.0%*	*3.8%*	*3.7%*	*3.6%*	*3.6%*
Executed pre 6/30/23	*3.1%*	*3.2%*	*3.2%*	*3.2%*	*3.3%*	*3.4%*	*3.4%*	*3.3%*	*3.3%*	*3.1%*	*3.2%*	*3.4%*	*2.6%*	*2.6%*
NII impact from terminated swaps ($MM):														
In-period impact	$(103)	$(88)	$(62)	$(52)	$(28)	$(16)	$(10)	$(9)	$(4)	$(457)	$(230)	$(40)	$(3)	$0
Sequential benefit	$5	$15	$26	$10	$24	$12	$6	$1	$5	$36	$227	$190	$37	$3

21

See pages 28-29 for notes.

22 $13.7 $6.9 $2.5 $2.0 $1.6 $1.3 $1.1 $0.3 $2.0 $3.4 $1.6 $1.3 $0.9 $0.6 $0.4 $— $10.4 $4.7 $3.3 $2.2 2Q23 4Q24 4Q25 1Q26 2Q26 3Q26 4Q26 4Q27 Non-Core portfolio update Non-Core Dedicated structural funding Indirect auto Auto collateralized borrowings As of period end; $s in billions See pages 28-29 for notes. Non-Core portfolio(1) progression Education and other retail (purchased) Non-Core portfolio has been reduced from ~$2.5 billion at 4Q25 to ~$2.0 billion at 1Q26; expected to decline to ~$1.1 billion by year-end 2026 2026 quarterly progression

$74.6B Commercial credit portfolio[1]

Diverse and granular portfolio

$s in billions

		$ Balances	% of CFG
C&I			
Finance and Insurance		$ 18.1	13 %
Capital call facilities	*$ 8.8*		
Private Credit Finance	*4.1*		
*Other Finance and Insurance**	*5.2*		
Other Manufacturing		3.6	2
Technology		3.1	2
Accommodation and Food Services		2.0	1
Health, Pharma, Social Assistance		2.5	2
Professional, Scientific, and Technical Services		2.7	2
Wholesale Trade		2.6	2
Retail Trade		1.9	1
Other Services		2.3	2
Energy & Related		1.9	1
Rental and Leasing		1.2	1
Consumer Products Manufacturing		0.7	1
Administrative and Waste Management Services		1.6	1
Arts, Entertainment, and Recreation		1.7	1
Automotive		1.3	1
Other [2]		3.2	2
Total C&I		$ 50.3	35 %
CRE			
Multi-family		$ 8.9	6 %
Office		4.4	3
Credit tenant lease and life sciences[3]	*$ 1.9*		
Other general office	*2.4*		
Industrial		2.3	2
Retail		2.6	2
Co-op		1.7	1
Data Center		0.7	1
Hospitality		0.3	—
Other [2]		3.3	2
Total CRE		$ 24.3	17 %
Total Commercial loans & leases		$ 74.6	52 %
Total CFG		$ 143.7	

Commercial portfolio risk ratings[4]

$s in billions



$70.5
$73.8
$74.6
B- and lower
B+ to B
BB+ to BB-
AAA+ to BBB-
7%
17%
16%
60%
6%
14%
16%
64%
6%
13%
17%
64%
1Q25
4Q25
1Q26

Highlights

- Disciplined capital allocation and risk appetite
  - Highly experienced leadership team
  - Focused client selection
- C&I portfolio has focused growth on larger, mid-corporate customers, thereby improving overall asset quality
  - ~82% of C&I portfolio is investment grade equivalent[5]
- Leveraged loans ~1.3% of total CFG loans, granular hold positions with an average outstanding of ~$11 million
- CRE portfolio is well diversified across asset type, geography, and borrowers with the emphasis on strong sponsor selection
  - CRE portfolio down $2.4 billion, or ~9% year-over-year, driven primarily by paydowns

See pages 28-29 for notes.

23

High-quality, diversified Private Capital related portfolio

$14.7 billion Private Capital related lending

$s in billions; as of 3/31/2026


$19.6B NDFI*
Capital call facilities $8.8
Private Credit finance $4.1
ABS finance $1.8
REITs $1.4
Payment Processors $0.7
Insurance $0.6
Asset Managers $0.5
Other $1.7
$14.7B Private Capital related
$4.9B other borrowers

- Top industry team assembled over 10+ years
- Strategic approach to cover and advise best-positioned Private Capital firms
- Focus is on borrowers with multi-product relationship potential
- Investment grade structures
  - Emphasis on senior, structurally protected financing
  - Excellent historical credit performance
- Lending limits in place at facility, sponsor and product levels

$8.8B Capital call facilities

~6% of total CFG loans

- Revolving lines to primarily closed-end funds with vast majority under 1-year maturity
- Loans backed by uncalled capital commitments from limited partners (LPs); diversified across LPs in each fund
  - Advance rates in borrowing base determined by credit of LPs, predominately institutional/well-capitalized investors
- ~75% Commercial Bank/~25% Private Bank

$4.1B Private Credit finance

~3% of total CFG loans

- Senior loans to middle-market credit funds secured by pool of leveraged loans
- Securitization structure and collateral diversification provides protection
  - Highly diversified by industry and single name exposure
- Ability to remark loans based on certain triggers, reducing the effective advance rate against collateral
- Monthly monitoring of collateral and quarterly analysis of financials of each obligor

$1.8B ABS finance

~1% of total CFG loans

- Warehouse financing in securitization structure, secured by underlying collateral originated primarily by consumer and commercial finance companies as well as corporate borrowers
- Highly selective customer base, generally with established ABS programs
- Extensive due diligence of management, servicing and collections, credit performance, etc.
- Highly granular nature of repayment and limit framework mitigates risk

**Represents preliminary Non-depository Financial Institutions (NDFI) balance pending filing of the Call Report for March 31, 2026*

24

25 46% 47% 47% 30% 31% 31% 14% 14% 14% 4% 3% 3%6% 5% 5% 1Q25 4Q25 1Q26 $35.4 $19.4 $1.9 $3.2 $5.1 $4.0 $69.1B Retail credit portfolio 800+ 740-799 680-739 640-679 <640 $69.1 $s in billions $68.9 Home equity Retail portfolio(1) Residential mortgage Auto Education - in school Education - refinance Other retail ~96% Super-prime/prime* ~82% Secured ■ Retail portfolio mix continues to improve with focus on high quality relationship lending ■ Core real estate secured increased to 79% of the portfolio as Non-Core reduced significantly from 19% in 2Q23** to 3% in 1Q26 – Mortgage: FICO ~790; weighted-average LTV of ~52% – Home equity: FICO ~765; ~29% secured by 1st lien ◦ ~98% CLTV less than 80%; ~85% CLTV less than 70% ■ Core unsecured relatively stable at 18% of the portfolio; targeting super-prime/high-prime relationship borrowers – Education: FICO ~785 ◦ In-school: ~97% co-signed ◦ Refinance: ~40% have advanced degrees – Other retail: consists of Card and Citizens Pay; target high-quality borrowers; loss sharing in Citizens Pay High quality, diverse portfolio *Super-prime/prime defined as FICO of 680 or above at origination Retail portfolio FICOs(2) $67.1 Homeowners ~2/3 See pages 28-29 for notes. As of 3/31/26 62% 79% 19% 18%19% 3% 2Q23** 1Q26 Non-Core (Auto & other indirect lending) Core unsecured (Education, Other retail) Core real estate secured (Mortgage, Home equity) of unsecured retail borrowers(3) of retail portfolio > 680 Improving retail portfolio mix of retail portfolio **2Q23 represents the start of the Non-Core portfolio designation $69.1B$73.0B $s in billions To discuss: provide LTV stratification of 1st mortgages in light of B3E?

26 Allocation of allowance for credit losses by product type March 31, 2026 December 31, 2025 $s in millions Loans and Leases Allowance Coverage Loans and Leases Allowance Coverage Commercial and industrial(1) $ 50,307 $720 1.43% $ 49,232 $676 1.37 % Commercial real estate 24,282 584 2.41 24,580 576 2.35 Total commercial 74,589 1,304 1.75 73,812 1,252 1.70 Residential mortgages 35,404 209 0.59 35,024 225 0.64 Home equity 19,449 159 0.81 19,069 166 0.87 Automobile 1,863 8 0.42 2,310 10 0.42 Education 8,340 253 3.03 8,416 267 3.18 Other retail 4,022 252 6.30 4,061 263 6.48 Total retail loans 69,078 881 1.27 68,880 931 1.35 Allowance for credit losses(2) $143,667 $2,185 1.52% $142,692 $2,183 1.53 % See pages 28-29 for notes.

27 Delinquency by product type March 31, 2026 (%) December 31, 2025 (%) Days Past Due and Accruing Days Past Due and Accruing Current 30-59 60-89 90+ Nonaccrual Current 30-59 60-89 90+ Nonaccrual Commercial and industrial 99.37% 0.24% 0.02% — % 0.37% 99.27% 0.13% 0.03% 0.01% 0.56 % Commercial real estate 95.32 1.54 0.23 0.11 2.80 96.42 0.75 0.24 0.08 2.51 Total commercial 98.05 0.66 0.09 0.04 1.16 98.33 0.33 0.10 0.03 1.21 Residential mortgages(1) 98.58 0.20 0.10 0.51 0.61 98.64 0.27 0.13 0.40 0.56 Home equity 97.62 0.54 0.17 — 1.67 97.67 0.50 0.15 0.01 1.67 Automobile 95.33 2.63 0.81 — 1.23 95.37 2.55 0.87 — 1.21 Education 99.11 0.40 0.22 0.02 0.25 99.12 0.43 0.19 0.02 0.24 Other retail 97.61 0.77 0.50 — 1.12 97.44 0.86 0.57 — 1.13 Total retail 98.23 0.42 0.18 0.26 0.91 98.26 0.46 0.19 0.21 0.88 Total 98.14% 0.55% 0.13% 0.14% 1.04% 98.29% 0.40% 0.14% 0.12% 1.05 % See pages 28-29 for notes.

28 Notes on Non-GAAP Financial Measures See important information on our use of Non-GAAP Financial Measures at the beginning of this presentation and reconciliations to GAAP financial measures at the end of this presentation. Allowance coverage ratios for loans and leases includes the allowance for funded loans and leases in the numerator and funded loans and leases in the denominator. Allowance coverage ratios for credit losses includes the allowance for funded loans and leases and allowance for unfunded lending commitments in the numerator and funded loans and leases in the denominator. General Notes a. References to net interest margin are on a fully taxable equivalent ("FTE") basis. b. Throughout this presentation, references to consolidated and/or commercial loans and loan growth include leases. Loans held for sale are also referred to as LHFS. c. Select totals may not sum due to rounding. d. Based on Basel III standardized approach. Capital Ratios are preliminary. e. Throughout this presentation, reference to balance sheet items are on an average basis and loans exclude held for sale unless otherwise noted. Notes Notes on slide 3 - 1Q26 Earnings highlights 1) See general note a). Notes on slide 4 - 1Q26 Overview 1) See general note d). 2) Represents Return on Regulatory Capital. See page 34 for details. Notes on slide 6 - Noninterest income 1) Includes bank-owned life insurance income and other miscellaneous income for all periods presented. Notes on slide 10 - Highly diversified and retail-oriented deposit base 1) Estimated based on available company disclosures; Citizens stable deposits calculated using average Consumer deposits excluding Private Bank and Private Wealth. 2) Includes branch-based checking with interest and savings. Notes on slide 12 - Allowance for credit losses 1) Allowance for credit losses to nonaccrual loans and leases. Notes on slide 13 - Strong capital position 1) See general note d). 2) See general note c). Notes on slide 14 - Private Bank buildout - financial update 1) Total Client Assets (TCA) include Assets Under Management (AUM) and Transactional Assets. AUM represent assets for which Citizens’ investment advisory affiliates provide continuous and regular supervisory or management services. Transaction assets represent assets for which Citizens' Wealth Management affiliates provide execution, custody, record keeping, reporting and other administrative services. 2) Assets Under Management referenced represents AUM of Citizens Private Wealth & Citizens Wealth Management, our Private Bank advisory affiliates. 3) Transactional assets referenced represents assets of Citizens Wealth Management, our Private Bank brokerage affiliate. Notes on slide 16 - 2Q26 outlook vs. 1Q26 1) See general note d). Notes on slide 18 - Citizens is an attractive investment opportunity 1) Represents Return on Regulatory Capital. Notes on slide 20 - 1Q26 Private Bank financial performance 1) Total Client Assets (TCA) include Assets Under Management (AUM) and Transactional Assets. AUM represents assets for which Citizens’ investment advisory affiliates provide continuous and regular supervisory or management services. Transaction assets represent assets for which Citizens' Wealth Management affiliates provide execution, custody, record keeping, reporting and other administrative services. 2) Assets Under Management referenced represent AUM of Citizens Private Wealth & Citizens Wealth Management, our Private Bank advisory affiliates. 3) Transactional assets referenced represent assets of Citizens Wealth Management, our Private Bank brokerage affiliate.

29 Notes continued Notes on slide 21 - Interest rate risk management 1) Represents fair value balances. Notes on slide 22 - Non-Core portfolio update 1) See general note c). Notes on slide 23 - $74.6B Commercial credit portfolio 1) See general note c). 2) Includes deferred fees and costs. 3) Credit tenant lease includes loans to nationally recognized tenants with high credit ratings and life sciences includes loans to provide lab and office space for tenants involved in the study and development of scientific discoveries. 4) Reflects period end balances. 5) Represents a rating agency bond-equivalent of Investment Grade based on internal risk ratings Notes on slide 25 - $69.1B Retail credit portfolio 1) See general note c). 2) Reflects period end balances. 3) Estimated based on 2025 data. Source: Citizens Customer Intelligence Platform (CIP), Experian, Equifax, and Intercontinental Exchange. Notes on slide 26 - Allocation of allowance for credit losses by product type 1) Coverage ratio includes total commercial allowance for unfunded lending commitments and total commercial allowance for loan and lease losses in the numerator and total commercial loans and leases in the denominator. 2) Coverage ratio reflects total allowance for credit losses for the respective portfolio. Notes on slide 27 - Delinquency by product type 1) 90+ days past due and accruing includes $179 million, $141 million,and $137 million of loans fully or partially guaranteed by the FHA, VA, and USDA for March 31, 2026, December 31, 2025, and March 31, 2025, respectively.

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS						
					1Q26 Change			
		1Q26	4Q25	1Q25	4Q25		1Q25	
					$/bps	%	$/bps	%
Pre-provision profit:								
Total revenue (GAAP)	A	$2,168	$2,157	$1,935	$11	1%	$233	12%
Noninterest expense (GAAP)	B	1,378	1,343	1,314	35	3	64	5
Pre-provision profit (non-GAAP)		$790	$814	$621	($24)	(3%)	$169	27%
Return on average common equity and return on average tangible common equity:								
Net income available to common stockholders (GAAP)	C	$484	$489	$340	($5)	(1%)	$144	42%
Average common equity (GAAP)	D	$23,995	$23,823	$22,188	$172	1%	$1,807	8%
Less: Average goodwill (GAAP)		8,198	8,187	8,187	11	—	11	—
Less: Average other intangibles (GAAP)		114	120	142	(6)	(5)	(28)	(20)
Add: Average deferred tax liabilities related to goodwill (GAAP)		437	440	438	(3)	(1)	(1)	—
Average tangible common equity (non-GAAP)	E	$16,120	$15,956	$14,297	$164	1%	$1,823	13%
Return on average common equity	C/D	8.19 %	8.16%	6.21 %	3 bps		198 bps	
Return on average tangible common equity (non-GAAP)	C/E	12.19 %	12.18%	9.64 %	1 bps		255 bps	
Return on average total assets and return on average total tangible assets:								
Net income (GAAP)	F	$517	$528	$373	($11)	(2%)	$144	39%
Average total assets (GAAP)	G	$224,224	$221,242	$216,309	$2,982	1%	$7,915	4%
Less: Average goodwill (GAAP)		$8,198	$8,187	$8,187	$11	—%	$11	—%
Less: Average other intangibles (GAAP)		$114	$120	$142	($6)	(5%)	($28)	(20%)
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		$437	$440	$438	($3)	(1%)	($1)	—%
Average tangible assets (non-GAAP)	H	$216,349	$213,375	$208,418	$2,974	1%	$7,931	4%
Return on average total assets	F/G	0.94 %	0.95%	0.70 %	(1) bps		24 bps	
Return on average total tangible assets (non-GAAP)	F/H	0.97 %	0.98%	0.73 %	(1) bps		24 bps	
Book value per common share and tangible book value per common share:								
Common shares - at period-end (GAAP)	I	426,023,578	429,242,174	437,668,127	(3,218,596)	(1%)	(11,644,549)	(3%)
Common stockholders' equity (GAAP)	J	$24,061	$24,206	$22,753	($145)	(1)	$1,308	6
Less: Goodwill (GAAP)		8,221	8,187	8,187	34	—	34	—
Less: Other intangible assets (GAAP)		112	115	137	(3)	(3)	(25)	(18)
Add: Deferred tax liabilities related to goodwill and other intangible assets (GAAP)		437	437	438	—	—	(1)	—
Tangible common equity (non-GAAP)	K	$16,165	$16,341	$14,867	($176)	(1%)	$1,298	9%
Book value per common share (GAAP)	J/I	$56.48	$56.39	$51.99	$0.09	—%	$4.49	9%
Tangible book value per common share (non-GAAP)	K/I	$37.94	$38.07	$33.97	($0.13)	—%	$3.97	12%

30

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS						
					1Q26 Change			
		1Q26	4Q25	1Q25	4Q25		1Q25	
					$/bps	%	$/bps	%
Common equity ratio and tangible common equity ratio:								
Total assets (GAAP)	L	$227,918	$226,351	$220,148	$1,567	1	$7,770	4%
Less: Goodwill (GAAP)		8,221	8,187	8,187	34	—	34	—
Less: Other intangible assets (GAAP)		112	115	137	(3)	(3)	(25)	(18)
Add: Deferred tax liabilities related to goodwill and other intangible assets (GAAP)		437	437	438	—	—	(1)	—
Tangible assets (non-GAAP)	M	$220,022	$218,486	$212,262	$1,536	1%	$7,760	4%
Common equity ratio (GAAP)	J/L	10.6 %	10.7 %	10.3 %	(13) bps		22 bps	
Tangible common equity ratio (non-GAAP)	K/M	7.3	7.5	7.0	(20) bps		30 bps	
Net interest income and net interest margin on an FTE basis:								
Net interest income (annualized) (GAAP)	N	$6,337	$6,098	$5,637	$239	4%	$700	12%
Average interest-earning assets (GAAP)	O	201,929	199,167	195,058	2,762	1	6,871	4
Net interest margin (GAAP)	N/O	3.14 %	3.06%	2.89%	8 bps		25 bps	
Net interest income (GAAP)		$1,562	$1,537	$1,391	$25	2%	$171	12%
FTE adjustment		3	4	4	(1)	(25)	(1)	(25)
Net interest income on an FTE basis (non-GAAP)		1,565	1,541	1,395	24	2	170	12
Net interest income on an FTE basis (annualized) (non-GAAP)	P	6,350	6,112	5,653	238	4	697	12
Net interest margin on an FTE basis (non-GAAP)	P/O	3.14 %	3.07%	2.90%	7 bps		24 bps	
Total Retail loans excluding Private Bank and non-core - at period-end								
Total Retail loans - at period-end		$69,078	$68,880	$67,127	$198	—%	$1,951	3%
Less: Non-core retail loans - at period-end		2,002	2,460	4,235	(458)	(19)	(2,233)	(53)
Less: Private bank retail loans - at period-end		2,685	2,289	1,112	396	17	1,573	142
Total Retail loans excluding Private Bank and non-core - at period-end		$64,391	$64,131	$61,780	$260	—%	$2,611	4%
Total Commercial loans excluding Private Bank - at period-end								
Total Commercial loans - at period-end		$74,589	$73,812	$70,508	$777	1%	$4,081	6%
Less: Private bank commercial loans - at period-end		$5,063	$4,875	$2,563	$188	4	$2,500	98
Total Commercial loans excluding Private Bank - at period-end		$69,526	$68,937	$67,945	$589	1%	$1,581	2%

31

32 Financial measures and reconciliations - Efficiency ratio and Operating leverage $s in millions, except share, per share and ratio data QUARTERLY TRENDS 1Q26 Change 1Q26 4Q25 3Q25 2Q25 1Q25 4Q25 1Q25 $/bps % $/bps % Efficiency ratio and Operating leverage: Total revenue (GAAP) A $2,168 $2,157 $2,118 $2,037 $1,935 $11 0.53% $233 12.11% Noninterest expense (GAAP) B 1,378 1,343 $1,335 $1,319 1,314 35 2.65 64 4.91 Efficiency ratio B/A 63.6% 62.2% 63.0% 64.8% 67.9% 131 bps (436) bps Operating leverage A-B (2.12%) 7.20%

33 Non-GAAP financial measures and reconciliations - CET1 adjusted for AOCI opt-out removal QUARTERLY TRENDS 1Q26 4Q25 CET1 Ratio adjusted for AOCI opt-out removal CET1 capital $ 18,178 $ 18,240 Less: AFS securities - AOCI 1,027 922 HTM securities - AOCI(1) 657 681 DTA for AFS/HTM securities 35 33 Pension 245 249 DTA for Pension 3 4 CET 1 capital adjusted for AOCI opt-out removal A $16,211 $16,351 Risk-weighted assets 173,268 171,493 Less: HTM securities - AOCI 113 117 AFS securities - AOCI 167 149 DTA for AFS/HTM securities (1,471) (1,276) Pension 245 249 DTA for Pension (216) (215) Risk-weighted assets adjusted for AOCI opt-out removal B $174,430 $172,469 CET1 Ratio adjusted for AOCI opt-out removal A/B 9.3% 9.5% $s in millions, except share, per share and ratio data (1) "HTM securities - AOCI" refers to unrealized losses recognized on securities before transfer to HTM

34 Non-GAAP financial measures and reconciliations - Private Bank Return on Regulatory Capital $s in millions, except share, per share and ratio data 1Q26 Net income available to common stockholders: Private Bank Net income available to common stockholders, (GAAP) A $49 Regulatory Capital: Private Bank Average Risk Weighted Assets (1) B $7,554 CFG Capital Allocation Rate (2) C 10.0 % Private Bank Regulatory Capital D=B*C $755 Private Bank Return on Regulatory Capital A/D 26% (1) RWA is based on the Basel III standardized approach. (2) Capital allocation rate is management-defined for internal performance evaluation. It is not based on GAAP.